     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 2, 1996
                                                      Registration No. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-3
                            ______________________

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ______________________

                             INTERPHASE CORPORATION
             (Exact name of Registrant as specified in its charter)

               TEXAS                                     75-1549797
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization)

            13800 SENLAC DRIVE, DALLAS, TEXAS 75234, (214) 654-5000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

     ROBERT L. DRURY, CHIEF FINANCIAL OFFICER AND VICE PRESIDENT OF FINANCE
           13800 Senlac Drive, Dallas, Texas 75234, (214) 654-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ______________________

                                   COPIES TO:

                                DAVID G. MCLANE
                            GARDERE & WYNNE, L.L.P.
                            3000 THANKSGIVING TOWER
                              DALLAS, TEXAS 75201
                                (214) 999-4607

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:    As
soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                            ______________________

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
    TITLE OF EACH CLASS                          PROPOSED MAXIMUM    PROPOSED MAXIMUM
    OF SECURITIES TO BE         AMOUNT TO BE      OFFERING PRICE        AGGREGATE             AMOUNT OF
        REGISTERED               REGISTERED         PER SHARE         OFFERING PRICE     REGISTRATION FEE(1)
- ------------------------------------------------------------------------------------------------------------
Common Stock,
no par value                   856,400 shares        $12.125            $10,383,850             $3,581
============================================================================================================

(1) Pursuant to Rule 457(c), the registration fee was calculated on the basis of the average of the high and low sales prices ($12.125) for the Common Stock on March 27, 1996, as reported by The Nasdaq Stock Market.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED APRIL 2, 1996


                                 856,400 SHARES


                             INTERPHASE CORPORATION


                                  COMMON STOCK

     The 856,400 shares of Common Stock, no par value (the "Shares"), of Interphase Corporation (the "Company") covered by this Prospectus, are being registered for the account of Michael E. Cope (the "Selling Shareholder"). Of the Shares offered hereby, 751,400 shares are currently held by the Selling Shareholder and 105,000 shares are issuable upon exercise of certain non-qualified stock options (the "Options") issued by the Company. See "Selling Shareholder" and "Plan of Distribution."

     SEE "RISK FACTORS" BEGINNING ON PAGE 5 HEREOF FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CAREFULLY CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

     The Company will not receive any of the proceeds from the sale by the Selling Shareholder of the Shares being registered hereunder.

     The total costs, fees and expenses incurred in connection with the registration of the Shares hereunder are estimated to be approximately $32,000. The Selling Shareholder has agreed to pay all costs, fees and expenses incurred in connection with this offering.

     On March   , 1996, the last reported sales price of the Company's Common
Stock on The Nasdaq Stock Market was $      per share.
                            ______________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                            , 1996

                            AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at its offices at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such materials can be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock described in this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits and schedules thereto. For further information with respect to the Company and such Common Stock, reference is made to the Registration Statement and the exhibits and schedules filed as part thereof. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by reference to such exhibit. The Registration Statement, including exhibits and schedules thereto, may be inspected without charge at the Commission's principal offices, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from such office upon payment of prescribed fees.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated in this Prospectus:

     1. Annual Report on Form 10-K for the fiscal year ended October 31, 1995;

     2. Quarterly Report on Form 10-Q for the two-month transition period ended December 31, 1995;

     3. Proxy statement for the annual meeting of shareholders of the Company to be held April 11, 1996; and

     4. The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-2 No. 33-40029.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before the termination of the offering of the shares of Common Stock pursuant to this Prospectus shall be deemed to be incorporated herein by reference and shall be a part hereof from
the date of filing of such documents.   Any statements contained herein or in
a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference
herein modifies or replaces such statement.   Any such statement so modified
or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus.

     The Company will provide a copy of the documents incorporated herein (other than exhibits to such documents) without charge to each person to whom this Prospectus is delivered, upon written or oral request to Interphase Corporation at its principal offices, which are located at 13800 Senlac Drive, Dallas, Texas 75234, Attention: Robert L. Drury, Chief Financial Officer and Vice President of Finance (telephone number (214) 654-5000).

                                  THE COMPANY

GENERAL

   Interphase Corporation ("Interphase" or the "Company") designs, develops, manufactures, markets and supports high performance networking and mass storage products based on advanced technologies for some of today's most powerful computer systems. Interphase's networking and mass storage products include high performance network adapters, network operating system software drivers, Fiber Distributed Data Interface ("FDDI") concentrators, and mass storage controllers. The Company's networking products implement high speed networking technologies such as FDDI, Asynchronous Transfer Mode ("ATM") and fast ethernet (both 100VG-AnyLAN and 100 Base T), as well as the older, more established ethernet (10 Base T) and Token Ring technologies, that facilitate the high speed movement of information across computer networks. The Company's mass storage controllers are currently based on Small Computer Systems Interface ("SCSI") technology and in early 1996 will include products based upon the emerging high speed Fibre Channel technology to facilitate the
movement of data to and from mass storage devices.   Fibre Channel can also
be used for a high speed interconnect in clustered applications. The Company's products are designed to not only comply with the appropriate open system technical standards but also optimize the performance of the customers networking and mass storage environments.

     The Company's networking adapters and mass storage controllers consist of both hardware and software. The hardware is essentially printed circuit boards which plug into the backplane of a computer and incorporate industry standard bus architectures of the most popular client/server platforms such as VMEbus, Sbus, EISA, NIO, GIO, Micro Channel Architecture and the emerging industry standard PCI bus, as well as input-output front-ends for many
performance oriented computer systems.   The Company's networking adapters
support a variety of media including fiber optic cabling and unshielded
twisted pair ("UTP") and shielded twisted pair ("STP") copper wiring.   The
Company's software consists of drivers for the most popular client/server operating systems such as Windows NT, Netware, HP-UX, IRIX, O/S2, Solaris, SunO/S, AIX and certain real-time operating systems. In addition, the software may include diagnostics, station management ("SMT") and in certain cases may off-load the processing of the protocol stack from the server to the adapter card. The Company's FDDI concentrator products are stand-alone networking devices which serve as a single point of connection for multiport local area networks as well as perform certain network traffic management tasks. The mass storage controllers provide a high-speed connection to computer peripheral devices, such as disk drives, tape drives and printers. The Company's products are used in a wide range of computer applications including graphics workstations, high performance work groups, CPU clusters, medical imaging, telephone switching, on-line transaction processing and financial services networks.

     With respect to the client/server computer market, the majority of the Company's products have been installed in the server (or "Host") as opposed to the client (or "desktop"). This reflects the Company's historical focus on the development of high-performance, fully featured products that are targeted for the most demanding computer networks. Given the recent emergence of more powerful desktop computing environments and a growth in demand for data intensive applications, the Company believes that its strengths in certain networking and mass storage technologies will create significantly more opportunities for desktop installations of its products in future years.

     The Company believes that its success in gaining significant market share in its selected markets is dependent upon not only the development and manufacture of high performance, high quality products but also in
establishing and maintaining the appropriate distribution channels.   The
Company has original equipment manufacturer ("OEM") agreements with some of the best known companies in the computer business for its networking products and mass storage controllers. The Company's customers include OEM's of computer systems and networking switches, systems integrators, value added resellers ("VAR"), distributors and end-users. The Company believes that it must maintain an ongoing synergistic relationship with its customers and demonstrate technology leadership coupled with sophisticated manufacturing and customer support capabilities. The Company's manufacturing and development activities are certified under the ISO 9001 international quality
standard.   The Company's headquarters and manufacturing facilities are located at its Dallas, Texas location.

     The Company, a Texas corporation, was founded in 1977, completed its initial public offering in 1984 and a secondary public offering in 1991.

RECENT DEVELOPMENTS

DEVELOPMENT FOCUS ON ATM PRODUCTS. During fiscal 1995 and to date, Interphase has applied the majority of its engineering development resources to products for the emerging ATM market. This networking technology provides for enhanced quality of service in the integration of voice, video and data transmission in local area networks and wide area networks, significant improvements in network manageability, and scalability of speed from 25 mega
bits per second ("Mbps") to 51, 100, 155 and 622 Mbps.   This focus has
resulted in a number of accomplishments by the Company including: the introduction of over 25 ATM network interface cards during 1995, its PCI ATM adapter card being selected as one of three finalists for Best of Show at the Spring 1995 Networld/Interop show, the announcement of the industry's lowest priced ATM card in February 1995, and the joint announcement with Bay Networks of the first complete, standards based, open ATM solution in December 1994. In addition, during fiscal 1995, the Company has continued to introduce new FDDI products, including PCI, GIO and Sbus FDDI adapters and the M400 low cost four or eight port FDDI concentrator with copper or fiber connectivity and optional SNMP management. The Company also introduced the industry's first Sbus 100VG-AnyLAN adapter and is developing the Company's first Fibre Channel mass storage controller for introduction in 1996.

DISTRIBUTION CHANNELS. During 1995, the Company has been successful in establishing new alliances with key computer and networking switch OEM's for its ATM products, including Bay Networks, UB Networks, NEC, Agile Networks,
and Hewlett Packard.   In addition, the Company has entered into distribution
agreements with key national and international distribution partners, including Anixter, Fuji-Xerox, Gates/Arrow and Westcon.

BOARD OF DIRECTORS. On September 20, 1995, James F. Halpin, president and chief executive officer of CompUSA Inc., was elected to the Company's Board
of Directors.   Mr. Halpin's election represents an addition to the Board of
Directors, bringing the total number of Board members to eight.

                                RISK FACTORS

    Prospective purchasers of the shares of Common Stock offered hereby should consider the following factors:

QUARTERLY FLUCTUATIONS

    The Company's quarterly financial results may vary significantly depending upon factors such as capital spending levels of customers, general economic conditions, the timing of significant orders and the timing and success of new product introductions by the Company and its competitors. Factors such as quarterly variations in financial results could cause the market price of the Common Stock to fluctuate substantially.

    The majority of the Company's revenues currently consist of sales of FDDI network interface and SCSI controller cards to computer OEM customers.
These products typically produce gross margins of 50% or more.   The Company
anticipates that sales of its newer technology products to the larger desktop markets will be at lower margins. Changes in the mix of products sold and the mix of distribution channels through which the Company's products are sold may cause additional fluctuations in the Company's overall gross margins and operating margins. The Company's expense levels are based, in part, on its expectations as to future revenues and, as a result, net income would be disproportionately affected by a reduction in revenue. In response to competitive pressures or new product introductions by competitors, the Company may take certain pricing or marketing actions that could materially and adversely affect the Company's operating results.

    There can be no assurance that future sales will result in gross and operating margins in line with past performance or current expectations. In addition, due to the potential quarterly fluctuation in operating results, the Company believes that quarter-to-quarter comparisons of its results of operations are not necessarily meaningful and should not be relied upon as indicators of future performance.

NEW PRODUCT DEVELOPMENT

    The markets for the Company's products are characterized by rapid technological development, evolving industry standards, frequent new product
introductions and relatively short product life cycles.   The Company's
success is substantially dependant upon its ability to anticipate and react to these changes, maintain its technological expertise, expand and enhance its product offerings in existing technologies, and to develop in a timely manner new products in emerging technologies, such as ATM-based networking, which achieve market acceptance. The Company believes it must offer products to the market which not only meet ever-increasing performance and quality standards, but also provide compatibility and interoperability with products and architectures offered by various vendors, including workstation and personal computing architectures and computer and networking systems. There can be no assurance that the Company will be able to address effectively the performance, compatibility and interoperability issues raised by technological changes or new industry standards. The Company's business, results of operations and financial condition would be materially adversely affected if the Company were to incur significant delays or be unsuccessful in developing new products or enhancements, or if any such products or
enhancements did not gain market acceptance.   In addition, there can be no
assurance that products or technologies developed by others will not render the Company's products obsolete.

DEPENDENCE ON KEY PERSONNEL

     The Company's success to date has been significantly dependent on the contributions of a number of its key technical and management employees. The Company does not maintain life insurance policies on its key employees and, except with a few executive officers, does not have employment agreements with key employees. The loss of the services of one or more of these key employees could have a material adverse effect on the Company. In addition, the Company believes that its future success will depend in large part upon its ability to attract and retain highly-skilled and motivated technical, managerial, sales and marketing
personnel.   Competition for such personnel is intense.  There can be no assurance that the Company will be successful in attracting and retaining the personnel that it requires.

DEPENDENCE ON SUPPLIERS

     The Company uses sole-sourced custom integrated circuits on most of its products as well as standard off-the-shelf items presently available from two
or more  suppliers.    Although recent experience with respect  to  parts
availability has been generally favorable, the past may not be an accurate indicator of the future since there is no assurance that shortages will not
occur.   Should shortages occur, the Company's revenue levels would likely be adversely affected and, potentially, relationships with customers could be impaired.

DISTRIBUTION RISKS

     The Company's sales are made through OEMs, VARs, distributors and system integrators. The Company selects its OEMs, VARs, distributors and system integrators based on a subjective evaluation of a combination of factors, including potential sales volume, visibility, anticipated financial stability, expertise in the networking industry, potential distribution channel conflicts, and geographic scope. There can be no assurance that the resellers selected by the Company will in the future perform favorably with respect to such factors and, to the extent that they do not, the adverse effect on the Company could be material. The Company's VAR, distributor and systems integrator customers generally offer products of several different companies, including products which are competitive with the Company's
products.   Accordingly, there is a risk that these resellers may give higher priority to products of other suppliers, thus reducing their efforts to sell the Company's products.

     During 1995, the Company has entered into ATM product distribution agreements with several major national and international distributors. While the Company believes these channels will be key to its strategy of expanding its sales of networking products from being primarily server computer oriented to include the desktop computer market, there can be no assurance that the Company will be successful in establishing and maintaining an effective distribution system.

     Because the Company does not sell products directly to end users, it is difficult to ascertain current demand for existing products or anticipated demand for newly introduced or future products.

     At present the Company's customer base is somewhat concentrated and there is no assurance that its customer base will not become more
concentrated.   Six of the Company's OEM customers accounted for
approximately 50% of the Company's sales during fiscal 1995, including one customer which accounted for 15%. In the past, the Company has experienced fluctuations in the volume of activity with individual OEM customers and distributors as well as changes in its OEM customer and distributor base, and it expects such fluctuations and changes to continue in the future. Accordingly, there can be no assurance that the Company's principal customers will continue to purchase products from the Company at current levels. Moreover, the Company typically does not enter into long-term volume purchase contracts with its customers, and the Company's customers have certain rights to extend or delay the shipment of their orders. The loss of one or more of the Company's major customers, the reduction, delay or cancellation of orders or a delay in shipment of the Company's products to such customers could materially and adversely affect the Company's business, operating results and financial condition.

COMPETITION

     The computer networking industry is intensely competitive and is significantly affected by product introductions and market activities of industry participants. The Company expects substantial competition to
continue.   The Company's competitors include vendors specifically dedicated
to the mass storage adapter and computer network product markets.   While the
Company's major OEM customers have traditionally chosen not to manufacture controllers for their products or do not manufacture sufficient quantities or types of controllers to meet their needs, there can be no assurance that these customers will continue to
meet part or all of their needs through out-sourcing.   Increased competition
could result in price reductions, reduced margins and loss of market share, all of which would materially and adversely affect the Company's business, operating results and financial condition.

     Many of the Company's current and potential competitors have significantly greater financial, technical, marketing and other resources and larger installed bases than the Company. Several of the Company's
competitors have been acquired by major networking companies.   These
acquisitions are likely to permit the Company's competitors to devote significantly greater resources to the development and marketing of new competitive products and the marketing of existing competitive products to their larger installed bases. The Company expects that competition will increase substantially as a result of these and other industry consolidations and alliances, as well as the emergence of new competitors. There can be no assurance that the Company will be able to compete successfully with its existing or new competitors or that competitive pressures faced by the Company will not materially and adversely affect its business, operating results and financial condition.

INTELLECTUAL PROPERTY

     While the Company believes that its success is ultimately dependent upon the innovative skills of its personnel and its ability to anticipate technological changes, its ability to compete successfully will depend, in part, upon its ability to protect proprietary technology contained in its products. The Company currently relies upon a combination of trade secret, copyright and trademark laws and contractual restrictions to establish and protect proprietary rights in its products. There can be no assurance that these statutory and contractual arrangements will prove sufficient to deter misappropriation of the Company's technologies or independent third-party development of similar technologies. The development of alternative, proprietary and other technologies by third parties could have a material adverse effect on the competitiveness of the Company's products. Further, the laws of some countries do not provide the same degree of protection of the Company's proprietary information as do the laws of the United States. Finally, the Company's adherence to industry-wide technical standards and specifications may limit the Company's opportunities to provide proprietary product features capable of protection.

     The Company is also subject to the risk of litigation alleging infringement of third party intellectual property rights. There can be no assurance that third parties will not assert infringement claims against the
Company in the future with respect to current or future products.   Any such
claims could require the Company to expend significant time and money in litigation, pay damages, develop non-infringing technology or acquire licenses to the technology which is the subject of asserted infringement.

EFFECT OF SALES UNDER THIS PROSPECTUS

     The Shares being sold pursuant to this Prospectus constitute approximately 18% of the outstanding shares of Common Stock of the Company. The Company cannot predict the timing of the sales of such Shares or the effect that the sales of such Shares will have on the market price prevailing from time to time.

                               USE OF PROCEEDS

   The Company will not receive any proceeds from the sale of the Common Stock offered hereby.

                            PLAN OF DISTRIBUTION

     It is anticipated that the Selling Shareholder may sell Shares in open market or block transactions or otherwise in the over-the-counter market, or in private transactions, at prices related to prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal or both. In addition to sales of Shares pursuant to this Prospectus, any Shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     Upon any sale of the Shares offered hereby, the Selling Shareholder and participating broker-dealers or selling agents may be deemed to be "underwriters" as that term is defined in the Securities Act, in which event any discounts, concessions or commissions received by them, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of the Shares by them, may be deemed to be underwriting commissions or discounts under the Securities Act. To the extent required, the specific Shares to be sold, purchase price, public offering price, the names of any such broker-dealer or selling agent and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement.

     In order to comply with the securities laws of certain states, if applicable, the Shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with under applicable state securities laws.

    The Company and the Selling Shareholder have agreed, and hereafter may further agree, to indemnify each other and certain other persons, including broker-dealers, against certain liabilities in connection with any offering of the Common Stock, including liabilities arising under the Securities Act.

                             SELLING SHAREHOLDER

     Michael E. Cope is a founder, a director and former Chief Executive Officer of the Company. As of March 1, 1996 he beneficially owned 873,900 shares (including 122,500 shares issuable upon exercise of options), constituting 18% of the outstanding shares of Common Stock of the Company. 17,500 shares which may be acquired by Mr. Cope upon the exercise of certain
non-qualified options are not being registered hereunder.   All of the Shares
being offered hereby are being offered by Mr. Cope.   He has sole ultimate
voting and investment power with respect to the shares owned by him.

                                LEGAL MATTERS

     The validity of the Common Stock offered hereby is being passed upon for the Company and the Selling Shareholder by Gardere & Wynne, L.L.P., 3000 Thanksgiving Tower, Dallas, Texas. David H. Segrest, a partner of Gardere & Wynne, L.L.P., is a director of the Company and beneficially owned 54,400 shares of Common Stock as of March 1, 1996.

                                   EXPERTS

     The consolidated financial statements and schedule of the Company as of October 31, 1994, and 1995, and for each of the three years in the period ended October 31, 1995, incorporated by reference or included herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Future consolidated statements and schedules of the Company and the reports thereon of Arthur Andersen LLP also will be incorporated by reference in this Prospectus in reliance upon the authority of that firm as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                             _____________________


                               TABLE OF CONTENTS

                                                           PAGE
                                                           ----
Available Information.......................................  2
Incorporation of Certain Documents by Reference ............  2
The Company.................................................  3
Risk Factors................................................  5
Use of Proceeds.............................................  8
Plan of Distribution........................................  8
Selling Shareholder.........................................  8
Legal Matters...............................................  8
Experts.....................................................  9



                               856,400 Shares





                                 INTERPHASE
                                 CORPORATION





                                 Common Stock









                                 PROSPECTUS









                          ________________________





                                        , 1996

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered pursuant to this Registration Statement, other than underwriting compensation:

    ITEM                                                               AMOUNT*
    ----                                                               -------
Securities and Exchange Commission (SEC) registration fee...........   $ 3,581
Legal fees and expenses.............................................    25,000
Accounting fees and expenses........................................     2,500
Miscellaneous.......................................................       919

  Total.............................................................   $32,000


____________________

* All expenses are estimated, except the SEC registration fee. All fees and expenses are being paid by the Selling Shareholder.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 2.02-1 of the Texas Business Corporation Act provides for indemnification of directors and officers in certain circumstances. In addition, the Texas Miscellaneous Corporation Laws Act provides that a corporation may amend its Articles of Incorporation to provide that no director shall be liable to the Registrant or its shareholders for monetary damages for any act or omission in the director's capacity as such, provided that the liability of a director is not eliminated or limited (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith that constitute a breach of the director's duty to the Registrant or acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) any transaction from which such director received an improper personal benefit or
(iv) any act or omission for which the liability of the director is expressly provided for by an applicable statute. Article XIII of the Registrant's Articles of Incorporation contains the foregoing amendment.

     Article VII of the Registrant's bylaws provides, in general, that the Registrant may indemnify its directors and officers to the fullest extent permitted by Texas law.

     An insurance policy obtained by the Registrant provides for indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

 *4.1 -- Specimen certificate representing Common Stock, no par value, of the Company

 *5.1 --       Legal Opinion of Gardere & Wynne, L.L.P.

*23.1 --       Consent of Arthur Andersen LLP

 23.2 --       Consent of Gardere & Wynne, L.L.P. (set forth in Exhibit 5.1)

 24.1 --       Power of Attorney (set forth on pages II-4 and II-5)
_______________

* filed herewith

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           PROVIDED, HOWEVER, that the undertakings set forth in paragraphs
(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or
(4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (7) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 1, 1996.

                                       INTERPHASE CORPORATION


                                       By: /s/ R. STEPHEN POLLEY
                                           ---------------------------------
                                           R. Stephen Polley


                              POWER OF ATTORNEY

     Each of the undersigned hereby appoints Stephen Polley and Robert L. Drury, and each of them (with full power in each to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place, and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments, and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on April 1, 1996.

       NAME                                          TITLE
       ----                                          -----

/s/ R. STEPHEN POLLEY               President, Chief Executive Officer and
- ------------------------------      Chairman of the Board of Directors
R. Stephen Polley                   (Principal Executive Officer)


/s/ ROBERT L. DRURY                 Vice President of Finance, Chief
- ------------------------------      Financial Officer and Treasurer
Robert L. Drury                     (Principal Financial Officer
                                    and Accounting Officer)


/s/ MICHAEL E. COPE                 Director
- ------------------------------
Michael E. Cope



/s/ DALE CRANE                      Director
- ------------------------------
Dale Crane

/s/ JAMES F. HALPIN                 Director
- ------------------------------
James F. Halpin



/s/ PAUL N. HUG                     Director
- ------------------------------
Paul N. Hug



- ------------------------------      Director
Robert H. Lyon



/s/ DAVID H. SEGREST                Director
- ------------------------------
David H. Segrest



- ------------------------------      Director
S. Thomas Thawley

                              INDEX TO EXHIBITS

                                                                                     SEQUENTIALLY
                                                                                       NUMBERED
                                                                                         PAGE
                                                                                     ------------
 *4.1 --       Specimen certificate representing Common Stock, no par value, of the Company

 *5.1 --       Legal Opinion of Gardere & Wynne, L.L.P.

*23.1 --       Consent of Arthur Andersen LLP

 23.2 --       Consent of Gardere & Wynne, L.L.P. (set forth in Exhibit 5.1)

 24.1 --       Power of Attorney (set forth on pages II-4 and II-5)

_______________

* filed herewith